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                                                                   Exhibit 23.1

                       CONSENT OF KPMG PEAT MARWICK LLP
                       --------------------------------

We consent to the incorporation by reference in the registration statement on Form S-8 of Option Care, Inc. of our report dated March 26, 1998, relating to the consolidated balance sheets of Option Care, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of Option Care, Inc.


                                       /s/ KPMG Peat Marwick LLP

Chicago, Illinois
October 26, 1998